UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On August 14, 2017, The Procter & Gamble Company (“P&G”), posted a video with the following transcript to the P&G website voteblue.pg.com and may in the future send or use the same or substantially similar communications from time to time:

Building a Better Company

P&G is a very different company today than we were just a few years ago. We’re making the changes needed to deliver balanced growth and value creation that leads to winning total shareholder return.

A Simpler, More Focused Company

In just over two years, we’ve divested, discontinued, or consolidated 105 brands. Our portfolio is now organized around 10 category-based business units and 65 brands. These are categories where P&G has leading market positions, and where we are positioned to win.

The portfolio transformation we’ve been through, along with the productivity journey we’ve been on, have led to a significant simplification of P&G.

We are a focused, efficient company.

Accelerating Sales Growth

We’re working to accelerate organic sales growth by strengthening and extending the advantages we’ve created with our products and packages, improving the execution of our consumer communication and on-shelf and online presence, and ensuring our brands offer a superior consumer value in each price tier where we compete. This creates impactful, meaningful advantages that earn trial and repurchase, grow markets, and build market share.

We’re striving for products that are so good, consumers don’t want to part with them after use… to the point where they consider their old product inferior.

We have many products that meet or exceed this higher bar, like Tide PODS.

Using Tide PODS changed consumers’ laundry detergent expectations. After four weeks of use, they lowered their assessment of their previous detergent by more than 10 points.

Since their introduction, Tide PODS and Gain Flings have driven 90% of U.S. laundry detergent category growth.

Improving Productivity and Cost

Achieving this higher standard of performance more consistently requires investment, which leads to continuously raising the bar on productivity.

Productivity is the fuel for growth – providing savings for investment in sales growth, as well as for margin expansion to grow earnings per share.

Our planned productivity savings are focused in four areas: cost of goods sold, marketing spending, trade spending, and overhead spending.

From fiscal year 2012 through fiscal year 2016, we saved $10 billion across these four elements. And now, we have plans to save up to an additional $10 billion from fiscal year 2017 through fiscal year 2021.

Empowering Our Organization and Culture

All of this work is underpinned by an organization that is experienced, agile, accountable, committed to change, and committed to win.

We’re strengthening our organization, design, culture, and accountability by moving resources closer to consumers and customers, driving deeper mastery and accountability, and designing our structures to enable greater speed and agility.

We continue to move people into regions and countries where they can better learn from, innovate for, and serve local consumers.

We’ve implemented an end-to-end accountability approach in large markets, like the U.S and China, and we’re expanding the model. This gives category business leaders–who own full profit and loss responsibilities–holistic decision-making authority starting with innovation… all the way through to the customer.

We’re keeping people in dedicated categories longer… to develop category mastery and apply it to win. We’re aligning incentives to better match responsibilities and increase accountability.

We are empowering P&G people with the mastery, flexibility, speed, and accountability needed to drive strong business results.

Raising the Bar

At P&G, we’re raising the bar to a higher standard of performance:    superior products, packaging, and commercial execution… fueled by strong cost savings and continued strengthening of our organization and culture.

Today’s P&G IS a different company… a company unified and driven to deliver balanced growth and value creation… and winning total shareholder return.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.